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                                                                   EXHIBIT 10.18

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (this "Amendment") is made and entered into by and between FTP Software, Inc., a Massachusetts corporation (the "Company"), and Peter R. Simkin ("Employee"), effective as of the 15th day of December, 1996.

WHEREAS, the Company and Employee have entered into an Employment Agreement dated as of the Effective Time (as defined in that certain Amended and Restated Agreement and Plan of Merger, dated as of May 21, 1996, among the Company, Firefox Acquisition Corp. and Firefox Communications Inc.), as amended by Amendment No. 1 to Employment Agreement effective as of August 22, 1996 (as so amended, the "Agreement"); and

WHEREAS, the Company and Employee desire to further amend the Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. AMENDMENTS. Section 5.g.i. of the Agreement is hereby amended by adding the words "to two times" immediately before the words "the greater of" appearing in the seventh line thereof.

2. EFFECT ON AGREEMENT. Except as specifically amended hereby, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Employee, effective as of the date first above written.

EMPLOYEE:                               FTP SOFTWARE, INC.


                                        By:
-----------------------------------        ----------------------------------
         Peter R. Simkin                   Glenn C. Hazard
                                           President and Chief Executive Officer